Exhibit 99.1

Helmerich & Payne, Inc. Meetings with Investors May 24, 2011

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise.

* Includes 17 new FlexRigs under construction with customer commitments and scheduled for completion during calendar 2011.

Growing Shareholder Value

Activity as of May 24, 2011 Rigs Working/ Contracted 210 7 17 234 17 251 Rigs Available 242 9 24 275 17 292 % Contracted 87% 78% 71% 85% U.S. Land Offshore International Land Total FlexRig Construction Total Fleet

Highest U.S. Activity Level in Company History As of 5/24/11

(227 H&P Contracted Land Rigs as of 5/24/11*) Leading U.S. Unconventional Driller * Includes 17 new FlexRigs with customer commitments scheduled for completion during calendar 2011.

H&P’s Growing Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs in markets primarily associated with oil, liquids rich gas, and dry gas.

Organic U.S. Land Fleet Growth * Estimates include existing rigs and announced new build commitments. 259 49

H&P U.S. Land Fleet by Power Type* * Includes New Build Commitments.

As of May 11, 2001 Lower 48 U.S. Land Market Share Active Rig Market Share – Ten Years Ago Note: The above estimates corresponding to U.S. land rig market share are derived from Smith Bits S.T.A.T.S..

As of May 13, 2011 Lower 48 U.S. Land Market Share Organically Growing Active Rig Market Share Note: The above estimates corresponding to U.S. land rig market share are derived from Smith Bits S.T.A.T.S..

AC Drive U.S. Rig Market Share (~450 Rigs) Note: The above estimates corresponding to market share are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

Technology & Quality Service Make a Difference * Does not include the impact of early contract termination revenue. ** Represents weighted-average rig margin per day for PTEN, NBR and UNT through Q1CY11. H&P’s Margin Premium

Technology & Quality Service Make a Difference * Utilization is herein calculated to be average active rigs divided by estimated available marketable rigs during the period. ** Represents estimated average combined utilization for PTEN, NBR and UNT in the Lower 48 through Q1CY11. H&P’s Utilization Premium

Most Profitable Driller in U.S. Land Business * PTEN’s operating income includes drilling operations in Canada. ** NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment.

H&P New Builds Total of 45 new builds announced during last twelve months Delivering new FlexRigs at the rate of three per month since January 2011 Encouraging conversations continue...

What is a “New Build” Land Rig? New – having recently come into existence, of dissimilar origin (as compared to old or existing), and of superior quality. Merriam-Webster Dictionary

How Does H&P Define a “New Build” Land Rig? A new build rig consists of all new structures and equipment for the purpose of: Eliminating legacy issues Achieving Safety-by-Design Maximizing drilling efficiency Improvement of ergonomics for rig site personnel Packaging of components for enhanced mobility

Lean Manufacturing New Electrical Systems Test Assembly and Outfitting Unitizing Packages Fabricating New Structures Processing Raw Materials Building a New FlexRig Commissioning / Delivery

H&P Global Fleet Under Term Contract

Innovation & Applied Technology AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities 31

Driller on a Conventional Rig vs. FlexRig™

Roughnecks on a Conventional Rig vs. FlexRig™

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains A significantly enhanced and safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates New Builds – H&P’s FlexRig Program

Performance Is Not Only About Better Rigs It’s also about: People Safety Experience Training Culture Maintenance Processes Supply Chain Organizational Network Support Structure

Delivering Safety – H&P vs. Industry (IADC) H&P 1Q11 = 1.04 IADC 2010 = 3.44 DAFWR = Days Away From Work Rate (Industry 1QCY11 Average = 0.76)

Source: EnergyPoint Research, Inc. Customer Satisfaction Index 10 = “Highly Satisfied”, 1 = “Highly Dissatisfied”

Market Trends Favor H&P Drilling today involves more complex well designs. Customers continue to focus on efficiency and technology to achieve lower total well costs. Customers are increasingly sensitive in terms of safety and environmental protection.

Additional References

Five-Year Relative Shareholder Return Source: Yahoo! Finance as of May 19, 2011

Peer Group Estimated Return on Equity

H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments.

H&P’s U.S. Land Operations The major shift across the industry towards oil and liquids rich plays is increasingly employing unconventional drilling techniques to conventional reservoirs. Basins that were historically characterized by shallow, vertical well paths are now seeing a greater number of drilling efforts apply horizontal well paths and longer lateral sections. Driven by incremental new builds, we expect total revenue days in the U.S. land segment to increase between five and seven percent from the second to the third fiscal quarter of 2011. Quarterly average rig revenue per day is expected to increase between $300 and $400 per day from the second to the third fiscal quarter of 2011. Including only rigs that are already under fixed commitments, we expect to have an average of 133 rigs under term contract in fiscal 2011 and 104 in fiscal 2012.

H&P’s U.S. Land Fleet Activity ** Includes delayed new builds (in red) which generated revenue but did not generate revenue days. * Active rigs on term (in blue) generated both revenue and revenue days.

H&P’s Offshore Operations Seven of the Company’s nine offshore platform rigs remain active, including two under long-term contracts. The number of revenue days during the third fiscal quarter of 2011 is expected to decrease approximately two percent sequentially. Average rig margin per day is expected to decrease by three to four percent during the third fiscal quarter of 2011 as compared to the second fiscal quarter. Segment operating income during the third fiscal quarter of 2011 will be negatively impacted by approximately $1 million (as compared to the prior quarter) associated with less management contract revenue.

H&P’s International Land Operations Segment operating income for the international segment during the third fiscal quarter is expected to be negatively impacted by disruptions in Tunisia and Argentina. Total revenue days during the third fiscal quarter are expected to increase by two to three percent sequentially from the second fiscal quarter of 2011. Average rig margin per day is expected to decrease by about 25 percent in the third fiscal quarter as compared to the second fiscal quarter of 2011.

H&P’s International Land Operations Active Contracted Idle Total Long-term Contracts Argentina 4 5 9 4 Bahrain 3 3 3 Colombia 5 1 6 2 Ecuador 4 4 Tunisia 1 1 2 Total 17 7 24 9 Rig Fleet Status (as of May 24, 2011)  1) 9 of 11 FlexRigs, included in the international fleet of 24 rigs, are under long-term contracts. (1)

Rigs Active (~1,700) in the U.S. Land Market Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. (By Power Type)

Total Industry Available U.S. Land Fleet (by Power Type) Note: The above estimates corresponding to the available rig fleet in the U.S. are derived from multiple sources including Rig Data, Smith Bits, and corporate filings.

A Cyclical Business

Crude Oil & Natural Gas Prices Source: Energy Information Administration, Short-term Energy Outlook as of 5/10/11. Crude Oil Natural Gas

Economics Shift Activity Towards Oil Drilling

Increasing Focus on More Difficult Drilling

Oil Related Drilling Increasingly Complex

Increasing Focus on More Difficult Drilling

A Value Proposition Example – H&P vs. Competitors Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2010 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 20 14 10 Completion days 3 3 3 Moving days 7 4 3 Total rig revenue days per well 30 21 16 2. Drilling contractor dayrate $17,500 $23,000 $25,000 Operator’s other intangible $25,000 $25,000 $25,000 cost per day estimate Total daily cost estimate $42,500 $48,000 $50,000 Total cost per well (daily services) $1,275,000 $1,008,000 $800,000 3. Total well savings with H&P – per well $475,000 $208,000 per year $10.8MM $4.8MM Increased wells per rig per year versus conventional average: 11 wells Increased wells per rig per year versus peer fit-for-purpose: 5 wells

FlexRig3 – Performance Sample 30% Improvement 50% Improvement

FlexRig4 – Performance Sample 42% Improvement 22% Improvement

* Represents the customer’s fastest reported Bakken Shale well before deploying a H&P FlexRig. FlexRig3 – Performance Sample

FlexRig3 – Performance Sample 48% Improvement 30% Improvement

FlexRig4M – Performance Sample 29 % Improvement 58 % Improvement

FlexRig4S – Performance Sample 32% Improvement 68% Improvement

Safety Excellence Also Generates Savings Reduced Workers Comp and General Liability Losses per Man Hour EMR = Experience Modifier Ratio (Industry Average = 1.00)

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